Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Amended 2001 Incentive Stock Option Plan of Cardiome Pharma Corp. of our report dated February 4, 2005, with respect to the consolidated financial statements of Cardiome Pharma Corp. for the year ended December 31, 2004 included in the Annual Report (Form 40-F) and included in the 2004 Annual Report to Shareholders of Cardiome Pharma Corp. (Form 6-K).

/s/ Ernst & Young LLP
June 15, 2005	Ernst & Young LLP
Vancouver, Canada	Chartered Accountants